Exhibit 4.1

US$ [700,000]

Issue Date:  _________

SEEDO CORP. CONVERTIBLE DEBENTURE

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

THIS DEBENTURE (the “Debenture”) is a duly authorized issue of a Convertible Debentures of Seedo Corp., a Delaware corporation (the “Company”). This Debenture is issued in part pursuant to and in accordance with the exemption from securities registration afforded by Section 4(a)(2) of, and/or Regulation D promulgated under,  the Securities Act of 1933, as amended (the “Securities Act”)

FOR VALUE RECEIVED, the Company promises to pay ______________ or the permitted registered holder hereof (the “Holder”), the principal sum of [US$700,000]) (the “Principal Amount”). The maturity date of the Debenture is six (6) months from the first date of the month following the signing of the Debenture by the Company (the “Maturity Date”).

No interest shall accrue under this Debenture.  The principal amount of this Debenture is payable in such coin or currency of the United States at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time.

The Company will pay the Principal Amount on the Maturity Date, free of any withholding or deduction of any kind (subject to the provisions of paragraph 2 below), to the Holder as of the Maturity Date and addressed to the Holder at the address appearing on the Debenture Register.  If the Company is sold or acquired prior to the Maturity Date, the Company will pay the Principal Amount within thirty (30) days of such sale or acquisition. No portion of this Debenture may be prepaid without penalty.

This Debenture is subject to the following additional provisions:

1. Conversion of Debentures.  At any time after approval by Holder of one (1) press release in accordance with the terms and conditions of that certain Memorandum of Understanding by and between Company and Holder dated as of October __, 2019 (the “MOU”), the Holder of this Debenture is entitled, at its option, to: (a) convert all of the Principal Amount into common stock par value $0.0001 of the Company at a conversion price of the lesser of (x) $1.40 per share, or (y) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the applicable Notice of Conversion on the principal trading market as reported by Bloomberg L.P., (the “Conversion Price) provided however, that in the event that the Conversion Price under subsection (y) shall result in the number of underlying shares under this Debenture exceeding [2.495%] of the Company’s issued and outstanding share capital (the “Threshold”), then such Conversion Price shall be adjusted upwards to reflect such Conversion Price in such manner that said number of shares shall be set as close as possible to (but shall not exceed) the Threshold ; or (b) convert any portion of the Principal Amount into shares of common stock at the Conversion Price in which case the balance of the Principal Amount shall be issued to the Holder as new debenture on the same terms and conditions as this Debenture with a proportionately reduced principal amount . In the event of any stock split, dividend, combination or similar event occurring after a Conversion Date and prior to the issuance of the respective stock certificates, the number of underlying shares will be subject to appropriate adjustment.  Conversion of this Debenture into shares of common stock shall be effectuated (i) upon at least 45 days prior written notice from Seedo in advance of the Maturity Date unless written notice to the contrary is provided by the Holder at least 15 days prior to such Maturity Date (or within 30 days of Holder’s receipt of notice from Seedo in the event Seedo provides notice less than 45 days in advance of the Maturity Date); or (ii) at the discretion of the Holder at any time prior to the Maturity Date, by surrendering the Debenture to be converted to the Company, with the form of Notice of Conversion attached to the Debenture as Exhibit A, executed by the Holder of the Debenture evidencing such Holder’s intention to convert the Debenture.

No fractional shares or scrip representing fractions of shares of shares of common stock will be issued on conversion, but the number of shares of common stock issuable shall be rounded to the nearest whole share (with .5 or greater being rounded up and less than ..5 rounded down).  The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion.  Notice of Conversion may be given by facsimile to the Company at __________, Attention: __________ or, if by physical delivery of the Notice of Conversion to the Company, at the following address of the Company ___________. Upon conversion of the Principal Amount of this Debenture, the Holder shall submit and surrender this original Debenture to the Company for cancellation.

Upon the delivery by the Holder of a Notice of Conversion in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder, the Company shall issue and, within five (5) business days after actual delivery to the Company of the Notice of Conversion (the “Deadline”), deliver to or upon the order of the Holder one or more certificates (the “Certificates”) representing that number of shares of shares of common stock into which the portion of the Debenture converted is convertible, as shall be determined in accordance herewith.

Except as otherwise permitted under Section 4(a)(1) under the Securities Act, as a result of the application of Rule 144 promulgated thereunder, shares of common stock issued upon the conversion of this Debenture shall be issued with the following, or a comparable, legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2. Payment of Costs.  If one or more of the “Events of Default” as described in Paragraph 3 shall occur, the Company agrees to pay all costs and expenses, including reasonable attorney’s fees, which may reasonably be incurred by the Holder in collecting amounts due under, or enforcing any terms of, this Debenture.

3. Events of Default.  If more than one of the following described “Events of Default” shall occur:

(a)  The Company shall default in the timely payment of Principal Amount; or

(b)  Any of the representations or warranties made by the Company herein, or in any certificate or financial or other document heretofore furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, shall be false or misleading any material respect at the time made; or

(c) The Company shall fail to perform or observe any other covenant, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

(d)  The Company shall (1)  admit in writing its inability to pay its debts as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and if instituted against the Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and in every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), the Holder may consider this Debenture immediately due or payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, anything herein or in any Debenture or other instruments contained to the contrary notwithstanding, and the Holder may immediately demand without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

4. Conversion Requirements.  Notwithstanding anything to the contrary contained herein, and in addition to any other requirements reasonably requested by the Company to comply with state of federal securities laws, each Notice of Conversion shall contain representations to the effect that (i) the Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act, and (ii) the Conversion Shares are being acquired for the Holder’s own account and not as a nominee for any other party.

5. Covenants of the Company.  The Company covenants that until all amounts due under this Debenture have been paid in full, by conversion or otherwise, unless the Holder or subsequent Holder waives compliance in writing, the Company shall:

(a) give prompt written notice to the Holder of any Event of Default;

(b)  at all times reserve and keep available out of its authorized but unissued restricted common stock, for the purpose of effecting the conversion of this Debenture into shares of common stock, such number of its duly authorized shares of shares of common stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Debenture into shares of common stock.

(c) Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture,

(i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

(ii) in the case of mutilation, upon surrender and cancellation of this Debenture, then the Company at its expense will execute and deliver to the Holder a new Debenture, dated the date of the lost, stolen, destroyed or mutilated Debenture, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Debenture.

6. Partial Invalidity.  In the case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that its enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected impaired thereby.

7. Anti-Dilution.  So long as this Debenture remains outstanding, in the event that the Company issues New Securities in such manner that would cause the total number of shares issuable hereunder (for the purpose of this clause: the “Shares”) to constitute less than [2.495%] of the Company’s issued and outstanding share capital (the “Dilutive Event” and “Target Threshold”, respectively), then the number of Shares issuable hereunder shall be adjusted (the “Adjusted Share Amount”) upwards in such amount that is the balance between (x) the number of Company’s shares reflecting the Target Threshold, and (y) the then effective Adjusted Share Amount, or the Shares (as applicable, in the event that no prior Dilutive Event has taken place), such that immediately following the Dilutive Event, the total number of shares issuable hereunder shall be equal to the Target Threshold (the “Adjusted Shares”).

It is clarified that no Shares or Adjusted Shares shall be issuable hereunder other than in the event of the conversion of this Debenture into the Company’s securities in accordance with the terms hereto.

No fractional shares shall be issued upon conversion of the Shares or Adjusted Shares, and the number thereof to be issued shall be rounded to the nearest whole share.

“New Securities” mean any securities of the Company other than:

(a) Securities issued to employees, officers, directors, consultants, contractors or advisors of the Company pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Board of Directors (including any underlying shares thereto);

(b) Securities issued in connection with any instrument issued to the original holder thereto;

(c) Securities issued with respect to distribution of bonus shares;

(d) Securities issued with respect to any consolidation, reorganization, recapitalization and/or any stock split.

8. Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address on the signature page below, and to Holder at the addresses set forth on the Questionnaire  attached hereto or at such other addresses as the Company or Holder may designate by 10 days advance written notice to the other parties hereto.

9. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereby (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

SEEDO CORP.

By:
Name:
Title:

Facsimile No. for delivery of Notices:
E-mail for delivery of Notices:

EXHIBIT A

TO

CONVERTIBLE DEBENTURE

NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Debenture)

The Undersigned hereby irrevocably elects to convert entire Principal Amount under the Convertible Debenture, No. ____________, into _______ shares of common stock par value $0.0001 each of Seedo Corp. (the “Company”), according to the terms and conditions set forth in the Debenture, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned shall provide full details of such assignee, and the Undersigned agrees to pay all applicable transfer taxes with respect thereto.

The Undersigned represents that it, as of this date, is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

The Undersigned also represents that the Conversion Shares are being acquired for the Holder’s own account and not as a nominee for any other party. The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to either an effective registration statement or an exemption from registration under the Securities Act.

Conversion Date*:   ________________________

Holder (Print True Legal Name):

______________________________________________

 (Signature of Duly Authorized Representative of Holder)

Address of Holder: